UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

PANACOS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

(a) On December 18, 2007, in response to new Nasdaq Stock Market LLC (“Nasdaq”) listing requirements that mandate that all Nasdaq-listed companies become eligible to participate in the “Direct Registration System” for their outstanding securities, the Board of Directors of Panacos Pharmaceuticals, Inc. (“Panacos” or the “Company”) adopted certain amendments to Article IV of the Company’s Amended and Restated By-laws (the “By-laws”) to clarify that the Company’s outstanding securities may exist in either certificated or uncertificated form, and to make other revisions relating to that clarification. A copy of the By-laws, reflecting the amendments adopted by the Board of Directors and effective as of December 18, 2007, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

(b) Not applicable.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

3.1	Amended and Restated By-laws of Panacos Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANACOS PHARMACEUTICALS, INC.

Dated: December 20, 2007	By:	/s/ Alan W. Dunton
Alan W. Dunton, M.D. President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-laws of Panacos Pharmaceuticals, Inc.